Exhibit 99.1

THE HOWARD HUGHES CORPORATION® APPOINTS ANDREW SCHWARTZ AND ZACH WINICK CO-PRESIDENTS OF THE NEW YORK REGION

NEW YORK (February 1, 2023) — The Howard Hughes Corporation® (NYSE: HHC) announced today that Andrew Schwartz and Zach Winick have been named Co-Presidents of the company’s New York region and will lead the continued revitalization of the Seaport neighborhood in Lower Manhattan. Mr. Schwartz will lead partnerships and programming and Mr. Winick will oversee operations and development as they succeed outgoing regional president Saul Scherl, who will continue to serve in an advisory role at HHC. The new Co-Presidents have worked closely with Mr. Scherl at the Seaport in recent years to drive the area’s transformation and growth and establish the Seaport as New York’s premier dining and entertainment destination.

“We are fortunate to have Andrew and Zach taking the helm of our New York region as we enter this dynamic next chapter at the Seaport,” said David R. O'Reilly, Chief Executive Officer of The Howard Hughes Corporation. “With their years of demonstrated expertise and leadership, they will continue to drive the success of the Seaport neighborhood, which is one of New York City’s most unique destinations—with the Tin Building, The Rooftop at Pier 17, and the array of restaurants, experiential retail, and creative offices that are helping redefine Lower Manhattan.”

Mr. Schwartz has been with HHC at the Seaport since 2015, most recently serving as Executive Vice President of Strategic Partnerships. He spearheaded the company’s partnership platforms—developing a wide array of programming and activations including The Rooftop at Pier 17® Summer Concert Series—and has managed the Seaport’s award-winning in-house creative design studio and its digital and marketing teams. Mr. Schwartz joined HHC after serving as Senior Vice President of Global Partnerships at Brooklyn Sports and Entertainment, where he was responsible for overseeing all partnership sales for the NBA’s Brooklyn Nets and the NHL’s New York Islanders at Barclays Center in Brooklyn. He has more than two decades of experience managing strategic marketing partnerships, advertising campaigns, and events, including for SiriusXM, Major League Baseball, the New Jersey Devils, and the National Hockey League. A one-time head coach for the University of Connecticut women's ice hockey team, the lifelong hockey enthusiast has parlayed his passion for the sport into coaching youth hockey, raising awareness for disabled hockey players, and using the sport to raise funds for cancer-related research and patient services. Schwartz earned a B.S. in Communications and Marketing from the University of Connecticut.

“This is an exciting time in Lower Manhattan as we continue to see record numbers of New Yorkers, visitors, and creative industry leaders rediscovering the Seaport neighborhood,” said Schwartz. “I look forward to continuing the successful revitalization efforts at the Seaport, in close collaboration with our local community, city officials, and the various civic and cultural organizations that help make the Seaport one of our most vibrant neighborhoods and popular destinations.”

Mr. Winick joined HHC in 2017 and has served as a Senior Vice President in the New York region for the past two years, where he has been responsible for the day-to-day operations at the Seaport with oversight of leasing, hospitality, and financial management. With more than 15 years of real estate experience across a variety of asset classes, Winick will lead the next phase of growth and revitalization for the Seaport. Prior to joining HHC, Winick was a Managing Director at Edison Properties, where he oversaw a division of office leasing and management at the historic Hippodrome Building in Midtown Manhattan. Earlier in his career, he was a commercial real estate broker with Mutual Real Estate Corporation specializing in the repositioning and sale of industrial real estate. Mr. Winick is deeply committed to health and wellness nonprofits including The Leukemia & Lymphoma Society, Crohn’s & Colitis Foundation, and Breast Cancer Research Foundation, and supports youth athletic development through coaching of youth basketball and football. Winick holds a B.A. in Criminal Justice from the University of Delaware and a J.D. from New York Law School.

“The Seaport is entering an incredible new chapter of growth with the opening of the Tin Building and the continuation of the leasing momentum we have been experiencing across the district and at Pier 17,” said Winick. “I am looking forward to partnering with Andrew in leading this talented team as we continue to explore innovative opportunities, celebrate the Seaport’s history, ensure a vital future for the South Street Seaport Museum, and work to enhance the long-term resiliency of the neighborhood and its stunning waterfront.”

The new leadership announcement comes on the heels of several recent significant milestones at the Seaport, which has an active development pipeline ahead—following years of successful revitalization.

The recent opening of the Tin Building by Jean-Georges—a 53,000-square-foot culinary marketplace at Pier 17 featuring an extensive offering of international food experiences at an iconic New York City waterfront location—brings over 700 new jobs and significant economic benefit to the area. In 2021, HHC also secured approval from the City of New York for a mixed-use development at 250 Water Street.

“I am so proud of the work that our team has accomplished over the last seven years in revitalizing the Seaport neighborhood,” said Scherl. “It is rewarding for me to pass the mantle of leadership to colleagues who have been such integral, longstanding leaders for HHC at the Seaport. Andrew and Zach’s co-presidency marks the next chapter of HHC’s dedicated stewardship of this dynamic and historic community and I am looking forward to all they will accomplish together.”

In 2023, the Seaport will welcome the opening of the new global headquarters and showroom of iconic fashion designer Alexander Wang in the Fulton Market Building. The Lawn Club—a family-friendly, lawn-game entertainment concept—will open on the building’s ground floor, as Seaport foot traffic continues to grow at a record pace. The Rooftop at Pier 17—the 3,500-capacity performance venue recently ranked the #3 Top Club Worldwide by Pollstar—is planning its fifth Summer Concert Series as it continues to establish the Seaport as one of New York City’s top entertainment destinations.

“Over the past seven years, the Seaport has grown into one of New York City’s most sought-after neighborhoods. Saul and his team’s deep commitment to the community has inspired exceptional collaboration and productive change, and we are pleased that Saul is continuing as an advisor as the Seaport continues on its exciting trajectory,” said O'Reilly.

About The Howard Hughes Corporation®
The Howard Hughes Corporation owns, manages, and develops commercial, residential, and mixed-use real estate throughout the U.S. Its award-winning assets include the country's preeminent portfolio of master planned communities, as well as operating properties and development opportunities including: the Seaport in New York City; Downtown Columbia® in Maryland; The Woodlands®, Bridgeland®, and The Woodlands Hills® in the Greater Houston, Texas area; Summerlin® in Las Vegas; Ward Village® in Honolulu, Hawaiʻi; and Teravalis™ in the Greater Phoenix, Arizona area. The Howard Hughes Corporation's portfolio is strategically positioned to meet and accelerate development based on market demand, resulting in one of the strongest real estate platforms in the country. Dedicated to innovative placemaking, the company is recognized for its ongoing commitment to design excellence and to the cultural life of its communities. The Howard Hughes Corporation is traded on the New York Stock Exchange as HHC. For additional information visit www.howardhughes.com.

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Contacts:

The Howard Hughes Corporation
Cristina Carlson, 646-822-6910
Senior Vice President, Head of Corporate Communications
cristina.carlson@howardhughes.com

For HHC Investor Relations
Eric Holcomb, 281-475-2144
Senior Vice President, Investor Relations
eric.holcomb@howardhughes.com